UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 29, 2025

SOLUNA HOLDINGS, INC.

(Exact name of Registrant as Specified in Its Charter)

Nevada	001-40261	14-1462255
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

325 Washington Avenue Extension
Albany, New York	12205
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (516) 216-9257

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	SLNH	The Nasdaq Stock Market LLC
9.0% Series A Cumulative Perpetual Preferred Stock, par value $0.001 per share	SLNHP	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On April 29, 2025, Soluna Holdings, Inc. (the “Company”) entered into an At the Market Offering Agreement (the “Agreement”) with H.C. Wainwright & Co., LLC (“Wainwright”), as sales agent, pursuant to which the Company may offer and sell, from time to time, through Wainwright, up to $3.75 million of shares of its common stock, par value $0.001 per share (the “Common Stock”).

The Company is not obligated to sell any shares under the Agreement. Subject to the terms and conditions of the Agreement, Wainwright will use commercially reasonable efforts consistent with its normal trading and sales practices, applicable state and federal law, rules and regulations and the rules of The Nasdaq Capital Market (“Nasdaq”) to sell shares from time to time based upon the Company’s instructions, including any price, time or size limits specified by the Company. Upon delivery of a placement notice, and subject to the Company’s instructions in that notice, and the terms and conditions of the Agreement generally, Wainwright may sell shares of Common Stock by any method permitted by law deemed to be an “at the market offering” as defined by Rule 415(a)(4) promulgated under the Securities Act of 1933, as amended. Wainwright’s obligations to sell shares under the Agreement are subject to satisfaction of certain conditions, including customary closing conditions.

The Company will pay Wainwright a commission of 3.0% of the aggregate gross proceeds from each sale of shares and has agreed to provide Wainwright with customary indemnification and contribution rights. The Company has also agreed to reimburse Wainwright for certain specified expenses in connection with entering into the Agreement in an amount not to exceed $50,000 in the aggregate, in addition to $3,500 per due diligence session update for Wainwright’s counsel’s fees.

The shares of Common Stock will be offered and sold pursuant to the Company’s effective shelf registration statement on Form S-3 (File No. 333-286638) filed by the Company with the U.S. Securities and Exchange Commission (the “SEC”) on April 18, 2024, and declared effective by the SEC on April 29, 2025, and the accompanying base prospectus included therein, as supplemented by the prospectus supplement, dated April 29, 2025, filed with the SEC.

The foregoing summary of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement which is attached hereto as exhibit 1.1 and incorporated by reference herein.

A copy of the legal opinion and consent of Brownstein Hyatt Farber Schreck, LLP relating to the shares of Common Stock being offered and sold pursuant to the Agreement is attached hereto as Exhibit 5.1.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy any shares under the Agreement, nor shall there be any sale of such shares in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibit No.	Description

	1.1	At the Market Offering Agreement, dated April 29, 2025, by and between Soluna Holdings, Inc. and H.C. Wainwright & Co., LLC
	5.1	Opinion of Brownstein Hyatt Farber Schreck, LLP
	23.1	Consent of Brownstein Hyatt Farber Schreck, LLP (contained in Exhibit 5.01)
	104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SOLUNA HOLDINGS, INC.

Date: April 29, 2025	By:	/s/ John Tunison
John Tunison
Chief Financial Officer
(principal financial officer)